SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GSC INVESTMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York (Address of Principal Executive Offices)	10017 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-138051
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.0001 par value per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
          N/A

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE
EX-99.3: SPECIMEN CERTIFICATE

Item 1: Description of Registrant’s Securities to be Registered
     The description under the heading “Description of Our Common Stock” relating to the Registrant’s Common Stock, $0.0001 par value per share (the “Common Stock”), in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (Registration No. 333-138051 ) (the “Registration Statement on Form N-2”) filed with the Securities and Exchange Commission on October 18, 2006, as amended, and the description under the heading “Description of Our Common Stock” relating to the Common Stock in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.
Item 2: Exhibits
  The following exhibits are hereby filed with the Securities and Exchange Commission:
1.	Form of Charter of GSC Investment Corp.*

2.	Form of Bylaws of GSC Investment Corp.*

3.	Specimen Certificate of GSC Investment Corp.’s Common Stock, par value $0.0001 per share.

*	Previously filed.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GSC Investment Corp.
By:	/s/ Thomas V. Inglesby
	Name:	Thomas V. Inglesby
	Title:	Director and Chief Executive Officer

Date: March 21, 2007  ☐
☐

2